EXHIBIT 99.1
News Release

Minerals Technologies Inc. Announces 2026 Second Quarter Financial Results

●       Sales up 4 percent versus prior year and up 7 percent year-to-date; on track for mid-single digit growth for full year
●       Strong cash flow generation, up significantly year-to-date versus prior year
●       Balance sheet remains solid, adjusted net leverage ratio at 1.6x
●       Published 18th Sustainability Report and established new 10-year environmental targets
●       Company will host Investor Day event on September 22, 2026

NEW YORK, July 30, 2026 (GLOBE NEWSWIRE) -- Minerals Technologies Inc. (NYSE: MTX) (“MTI”), a leading, technology-driven specialty minerals company, today reported a loss per share for the second quarter ended July 5, 2026, of $5.90, or earnings per share of $1.60 excluding special items, representing a 3 percent increase over the prior year.

“Our sales momentum continued in the second quarter, resulting in 7 percent growth in the first half of the year. This trend is being driven by our growth initiatives and strong market conditions, and we are on track to hit our full year revenue targets,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “We absorbed significant inflationary cost increases that temporarily impacted margins, primarily in the Consumer & Specialties segment, but have pricing actions into place to restore them through the back half of the year.”

Consolidated Results

In the second quarter, MTI’s worldwide net sales were $548 million, up 4 percent over the prior year. Foreign exchange had a favorable impact of $7 million on sales. For the first half of 2026, consolidated sales were $1.1 billion, up 7 percent over prior year.

Reported operating loss in the second quarter was $220 million, or operating income of $75 million excluding special items. The special items include a $290 million charge to increase the company’s reserve for estimated costs to fund a trust to resolve all current and future talc-related claims as well as fund the Chapter 11 cases of its subsidiary BMI OldCo Inc. and affiliated debtors and related litigation costs.

Second Quarter 2026 Segment Results

Consumer & Specialties segment sales were $275 million, down 1 percent from the prior year. Sales in the Household & Personal Care product line were $123 million, down 3 percent from the prior year due to lower sales in high-margin consumer specialty products. Sales in the Specialty Additives product line were $151 million, up 1 percent over the prior year, primarily driven by higher sales to paper and packaging customers.

Segment reported operating income was $29 million, down 21 percent excluding special items, due to unfavorable volume mix as well as higher energy, transportation, and raw material costs that were not fully recovered within the quarter due to the timing of contractual pricing adjustments.

MTI’s Consumer & Specialties segment provides functional components that become part of a variety of consumer and industrial products and touch millions of lives every day. It includes two product lines: Household & Personal Care, which delivers mineral-to-market products for improved performance and enhanced consumer experiences in end markets including cat litter, household and personal care, edible oil and renewable fuel purification, animal health, and agriculture; and Specialty Additives, which offers mineral-based technologies for improved functionality in end markets including paper and packaging, food and pharmaceuticals, sealants and adhesives, paints and coatings, and residential construction.

Engineered Solutions segment sales were $274 million, up 9 percent over the prior year. Sales in the High-Temperature Technologies product line were $190 million, up 7 percent over the prior year, driven by continued higher sales to steel customers in the U.S. and foundry businesses in Asia. In the Environmental & Infrastructure product line, sales were $84 million, up 15 percent over the prior year, driven by stronger sales related to building materials, large-scale project activity, and infrastructure drilling.

Segment reported operating income was $49 million, up 12 percent excluding special items, representing a record operating margin of 17.8 percent of sales.

MTI’s Engineered Solutions segment provides advanced technologies and solutions designed to improve customers’ manufacturing processes and projects. It includes two product lines: High-Temperature Technologies, which delivers mineral-based blends, technologies, and systems that solve complex challenges in the foundry, steel, and other high-temperature processing industries; and Environmental & Infrastructure, which offers solutions for water treatment, fluid management, building materials, and environmental, remediation, and infrastructure-related projects.

Publication of the 18th Annual Sustainability Report

MTI published the 18th edition of its annual Sustainability Report, highlighting the company's environmental, safety, and community achievements and establishing a new set of 10-year environmental targets through 2035. It also shared that by 2025, the company had successfully achieved all 12 environmental targets it established in 2018. Key accomplishments included a 34 percent reduction in Scope 1 emissions, a 42 percent reduction in Scope 2 emissions, a 31 percent reduction in water withdrawals, a 56 percent reduction in water discharge, and a 44 percent reduction in landfill waste.

MTI continues to support its customers' sustainability objectives through innovative solutions that help reduce emissions and waste, improve resource efficiency, and address environmental challenges such as PFAS remediation. In 2025, 67 percent of the company’s products commercialized during the previous five years had a sustainable profile.

The Sustainability Report is available at www.mineralstech.com/sustainability.

Company to Host 2026 Investor Day Event

MTI will host an Investor Day event on September 22, 2026, starting at 1 p.m. Eastern Time (EST) at its Bethlehem, Pennsylvania R&D facility. A live webcast with management will be followed by a tour for in-person attendees of the R&D facility, with a focus on the company’s Crystal Engineering and Engineered Blends technologies.

“We are excited to welcome investors to our 2026 Investor Day, where we will provide an update on the strategic growth initiatives driving MTI’s performance today and discuss the opportunities that will shape our future,” said Dietrich. “Our team will showcase MTI’s unique combination of mineral resources, technologies, and application expertise and highlight how we develop innovative solutions that align with emerging customer and market trends. We will also preview some of the new applications that we believe will open up new markets in the next few years and continue to create long-term shareholder value.”

Conference Call

MTI will host a conference call tomorrow, July 31, 2026, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on July 31, 2026.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo Inc. (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2025 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
Minerals Technologies Inc. (NYSE:MTX) is a global, technology-driven specialty minerals company that sources, manufactures, sells, and distributes a wide range of minerals and mineral-based products and services. We utilize our global mineral reserves, combined with our core technologies and applications, to deliver innovative products that are an essential part of everyday life. We serve customers in consumer and industrial markets worldwide, have 4,000 employees in 34 countries, and reported global sales of $2.1 billion in 2025. For further information, visit www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

###

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions of dollars, except per share data)
(unaudited)

	Quarter Ended			% Growth		Six Months Ended		% Growth
	Jul. 5,	Apr. 5,	Jun. 29,	Prior	Prior	Jul. 5,	Jun. 29,	Prior
	2026	2026	2025	Qtr.	Year	2026	2025	Year

Net sales	$548.4	$546.9	$528.9	0%	4%	$1,095.3	$1,020.7	7%

Cost of goods sold	414.6	415.8	392.0	0%	6%	830.4	764.2	9%

Production margin	133.8	131.1	136.9	2%	(2)%	264.9	256.5	3%

Marketing and administrative expenses	53.3	57.5	52.2	(7)%	2%	110.8	102.8	8%
Research and development expenses	5.9	6.1	5.7	(3)%	4%	12.0	11.5	4%
Provision for litigation accrual and credit losses	290.0	0.0	0.0	*	*	290.0	215.0	*
Restructuring and other items	0.0	0.0	5.8	*	*	0.0	11.3	*
Gain on sale of assets, net	0.0	0.0	(5.6)	*	*	0.0	(5.6)	*
Litigation expenses	4.9	8.8	4.2	(44)%	17%	13.7	7.0	96%

Income (loss) from operations	(220.3)	58.7	74.6	*	*	(161.6)	(85.5)	*

Interest expense, net	(12.1)	(13.3)	(13.6)	(9)%	(11)%	(25.4)	(27.8)	(9)%
Other non-operating income (deductions), net	1.1	0.5	(1.9)	120%	*	1.6	(3.9)	*
Total non-operating deductions, net	(11.0)	(12.8)	(15.5)	(14)%	(29)%	(23.8)	(31.7)	(25)%

Income (loss) before tax and equity in earnings	(231.3)	45.9	59.1	*	*	(185.4)	(117.2)	*

Provision (benefit) for taxes on income	(46.2)	9.9	13.9	*	*	(36.3)	(18.2)	99%
Equity in earnings of affiliates, net of tax	2.5	1.3	1.1	92%	127%	3.8	2.3	65%

Net income (loss)	(182.6)	37.3	46.3	*	*	(145.3)	(96.7)	*

Less: Net income attributable to non-controlling interests	1.0	1.1	0.9	(9)%	11%	2.1	1.9	11%

Net income (loss) attributable to Minerals Technologies Inc. (MTI)	$(183.6)	$36.2	$45.4	*	*	$(147.4)	$(98.6)	*

Weighted average number of common shares outstanding:

Basic	31.1	31.0	31.6			31.1	31.7

Diluted	31.1	31.0	31.6			31.1	31.7

Earnings (loss) per share attributable to MTI:

Basic	$(5.90)	$1.17	$1.44	*	*	$(4.74)	$(3.11)	*

Diluted	$(5.90)	$1.17	$1.44	*	*	$(4.74)	$(3.11)	*

Cash dividends declared per common share	$0.12	$0.12	$0.11			$0.24	$0.22

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

1)	For comparative purposes, the quarterly periods ended July 5, 2026, April 5, 2026, and June 29, 2025 consisted of 91 days, 95 days, and 91 days, respectively. The six month periods ended July 5, 2026 and June 29, 2025 consisted of 186 days and 180 days, respectively.

2)	To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended July 5, 2026, April 5, 2026, and June 29, 2025, and the six month periods ended July 5, 2026 and June 29, 2025 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

(in millions of dollars, except per share data)	Quarter Ended			Six Months Ended
	Jul. 5,	Apr. 5,	Jun. 29,	Jul. 5,	Jun. 29,
	2026	2026	2025	2026	2025
Net income (loss) attributable to MTI	$(183.6)	$36.2	$45.4	$(147.4)	$(98.6)
% of sales	*	6.6%	8.6%	*	*

Special items:
Provision for litigation accrual and credit losses	290.0	0.0	0.0	290.0	215.0
Restructuring and other items	0.0	0.0	5.8	0.0	11.3
Gain on sale of assets, net	0.0	0.0	(5.6)	0.0	(5.6)
Litigation expenses	4.9	8.8	4.2	13.7	7.0
Related tax effects on special items	(61.5)	(2.2)	(0.9)	(63.7)	(43.8)

Net income attributable to MTI, excluding special items	$49.8	$42.8	$48.9	$92.6	$85.3
% of sales	9.1%	7.8%	9.2%	8.5%	8.4%

Diluted earnings per share, excluding special items	$1.60	$1.38	$1.55	$2.98	$2.69

* Percentage not meaningful

In the second quarter of 2025, the Company recorded a $5.6 million net gain on the final installment for the sale of refractories manufacturing assets in China.

In the second quarter of 2025, the Company recorded a $5.8 million charge in restructuring and other items primarily for the write-down of assets and other charges relating to the consolidation of two facilities.

In the first quarter of 2025, the Company recorded a $215 million provision to establish a reserve for estimated costs to fund a trust to resolve all current and future talc-related settlements as well as fund the bankruptcy of BMI Oldco Inc.’s (f/k/a Barretts Minerals Inc.) (“Oldco”) and Barretts Ventures Texas LLC, and related litigation costs. Included in this provision is $30 million of additional debtor-in-possession financing by Minerals Technologies Investments LLC to the Debtors, which was committed in Q2 2025. In addition, the Company initiated a cost savings program and recorded a $5.5 million charge relating to severance and other costs in the first quarter of 2025. The Company incurred litigation and settlement expenses of $4.9 million, $8.8 million, and $4.2 million for the quarterly periods ending July 5, 2026, April 5, 2026, and June 29, 2025, respectively, in connection with the bankruptcy of Oldco and lawsuits related to talc products sold by Oldco.

In the second quarter of 2026, the Company filed a Plan of Reorganization in the Chapter 11 cases of its subsidiary BMI Oldco Inc. which would present a viable, efficient, and advantageous resolution of these Chapter 11 cases. Accordingly, the Company recorded a charge of $290 million to increase the Company's reserve for estimated costs.

3)	Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended July 5, 2026, April 5, 2026, and June 29, 2025, and the six month periods ended July 5, 2026 and June 29, 2025 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends, and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

	Quarter Ended			Six Months Ended
(in millions of dollars)	Jul. 5,	Apr. 5,	Jun. 29,	Jul. 5,	Jun. 29,
	2026	2026	2025	2026	2025
Cash flow from operations	$63.0	$32.1	$62.9	$95.1	$58.5
Capital expenditures	27.2	23.1	29.1	50.3	47.4
Free cash flow	$35.8	$9.0	$33.8	$44.8	$11.1

Depreciation, depletion, and amortization expense	$23.5	$24.9	$22.0	$48.4	$45.5

4)	“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended July 5, 2026, April 5, 2026, and June 29, 2025, and the six month periods ended July 5, 2026 and June 29, 2025, and a reconciliation to net income for such periods. “Adjusted Net Leverage” is a non-GAAP financial measure and refers to Total Debt less Cash & Cash Equivalents, divided by trailing 12-month Adjusted EBITDA. The following also presents Adjusted Net Leverage for the quarterly periods ended July 5, 2026, April 5, 2026, and June 29, 2025. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and capital allocation strategies, and facilitates investors' understanding of historic operating trends.

	Quarter Ended			Six Months Ended
(in millions of dollars)	Jul. 5,	Apr. 5,	Jun. 29,	Jul. 5,	Jun. 29,
	2026	2026	2025	2026	2025

Net income (loss) attributable to MTI	$(183.6)	$36.2	$45.4	$(147.4)	$(98.6)
Add back:
Depreciation, depletion, and amortization expense	23.5	24.9	22.0	48.4	45.5
Interest expense, net	12.1	13.3	13.6	25.4	27.8
Equity in earnings of affiliates, net of tax	(2.5)	(1.3)	(1.1)	(3.8)	(2.3)
Net income attributable to non-controlling interests	1.0	1.1	0.9	2.1	1.9
Provision (benefit) for taxes on income	(46.2)	9.9	13.9	(36.3)	(18.2)
EBITDA	(195.7)	84.1	94.7	(111.6)	(43.9)
Add special items:
Provision for litigation accrual and credit losses	290.0	0.0	0.0	290.0	215.0
Restructuring and other items	0.0	0.0	5.8	0.0	11.3
Gain on sale of assets, net	0.0	0.0	(5.6)	0.0	(5.6)
Litigation expenses	4.9	8.8	4.2	13.7	7.0
Adjusted EBITDA	$99.2	$92.9	$99.1	$192.1	$183.8
% of sales	18.1%	17.0%	18.7%	17.5%	18.0%

Total Debt	$964.9		$966.2		$983.3
Less: cash, cash equivalents and short-term investments	346.2		321.3		320.0
Total	$618.7		$644.9		$663.3

TTM Adjusted EBITDA	$379.7		$379.6		$381.3

Adjusted net leverage	1.6	X	1.7	X	1.7	X

5)	The following table reflects the components of non-operating income and deductions:

(in millions of dollars)	Quarter Ended			Six Months Ended
	Jul. 5,	Apr. 5,	Jun. 29,	Jul. 5,	Jun. 29,
	2026	2026	2025	2026	2025
Interest income	$1.5	$1.3	$1.2	$2.8	$2.4
Interest expense	(13.6)	(14.6)	(14.8)	(28.2)	(30.2)
Foreign exchange gains (losses)	0.7	1.4	(1.7)	2.1	(1.9)
Other income (deductions)	0.4	(0.9)	(0.2)	(0.5)	(2.0)
Total non-operating deductions, net	$(11.0)	$(12.8)	$(15.5)	$(23.8)	$(31.7)

6)	The analyst conference call to discuss operating results for the second quarter is scheduled for Friday, July 31, 2026 at 11:00 am Eastern Time and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
SUPPLEMENTARY DATA
(in millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Six Months Ended				% Growth
SALES DATA	Jul. 5,	% of	Apr. 5,	% of	Jun. 29,	% of	Prior	Prior	Jul. 5,	% of	Jun. 29,	% of	Prior
	2026	Total Sales	2026	Total Sales	2025	Total Sales	Qtr.	Year	2026	Total Sales	2025	Total Sales	Year

United States	$275.4	50%	$280.6	51%	$281.9	53%	(2)%	(2)%	$556.0	51%	$544.3	53%	2%
International	273.0	50%	266.3	49%	247.0	47%	3%	11%	539.3	49%	476.4	47%	13%
Net Sales	$548.4	100%	$546.9	100%	$528.9	100%	0%	4%	$1,095.3	100%	$1,020.7	100%	7%

Household & Personal Care	$123.4	22%	$142.4	26%	$127.4	24%	(13)%	(3)%	$265.8	24%	$250.5	25%	6%
Specialty Additives	151.1	28%	154.2	28%	150.3	28%	(2)%	1%	305.3	28%	295.5	29%	3%
Consumer & Specialties Segment	$274.5	50%	$296.6	54%	$277.7	52%	(7)%	(1)%	$571.1	52%	$546.0	54%	5%

High-Temperature Technologies	$190.3	35%	$183.3	34%	$178.4	34%	4%	7%	$373.6	34%	$347.8	34%	7%
Environmental & Infrastructure	83.6	15%	67.0	12%	72.8	14%	25%	15%	150.6	14%	126.9	12%	19%
Engineered Solutions Segment	$273.9	50%	$250.3	46%	$251.2	48%	9%	9%	$524.2	48%	$474.7	46%	10%

MTI Consolidated Net Sales	$548.4	100%	$546.9	100%	$528.9	100%	0%	4%	$1,095.3	100%	$1,020.7	100%	7%

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
SUPPLEMENTARY DATA
(in millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Six Months Ended		% Growth
	Jul. 5,	Apr. 5,	Jun. 29,	Prior	Prior	Jul. 5,	Jun. 29,	Prior
SEGMENT OPERATING INCOME (LOSS) DATA	2026	2026	2025	Qtr.	Year	2026	2025	Year

Consumer & Specialties Segment	$29.3	$32.5	$34.0	(10)%	(14)%	$61.8	$61.5	0%
% of Sales	10.7%	11.0%	12.2%			10.8%	11.3%
Engineered Solutions Segment	$48.8	$39.3	$46.8	24%	4%	$88.1	$80.4	10%
% of Sales	17.8%	15.7%	18.6%			16.8%	16.9%
Unallocated and Other Corporate Expenses	$(298.4)	$(13.1)	$(6.2)	*	*	$(311.5)	$(227.4)	*

MTI Consolidated	$(220.3)	$58.7	$74.6	*	*	$(161.6)	$(85.5)	*
% of Sales	*	10.7%	14.1%			*	*

SPECIAL ITEMS

Consumer & Specialties Segment	$-	$-	$3.3	*	*	$-	$5.8	*

Engineered Solutions Segment	$-	$-	$(3.1)	*	*	$-	$(2.3)	*

Unallocated and Other Corporate Expenses	$294.9	$8.8	$4.2	*	*	$303.7	$224.2	*

MTI Consolidated	$294.9	$8.8	$4.4	*	*	$303.7	$227.7	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended July 5, 2026, April 5, 2026, and June 29, 2025, and the six month periods ended July 5, 2026 and June 29, 2025, constituting a reconciliation to GAAP operating income (loss) set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Six Months Ended		% Growth
SEGMENT OPERATING INCOME,	Jul. 5,	Apr. 5,	Jun. 29,	Prior	Prior	Jul. 5,	Jun. 29,	Prior
EXCLUDING SPECIAL ITEMS	2026	2026	2025	Qtr.	Year	2026	2025	Year

Consumer & Specialties Segment	$29.3	$32.5	$37.3	(10)%	(21)%	$61.8	$67.3	(8)%
% of Sales	10.7%	11.0%	13.4%			10.8%	12.3%
Engineered Solutions Segment	$48.8	$39.3	$43.7	24%	12%	$88.1	$78.1	13%
% of Sales	17.8%	15.7%	17.4%			16.8%	16.5%
Unallocated and Other Corporate Expenses	$(3.5)	$(4.3)	$(2.0)	(19)%	75%	$(7.8)	$(3.2)	144%

MTI Consolidated	$74.6	$67.5	$79.0	11%	(6)%	$142.1	$142.2	0%
% of Sales	13.6%	12.3%	14.9%			13.0%	13.9%
* Percentage not meaningful

 MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of dollars)

ASSETS

	July 5,	December 31,
	2026*	2025**

Current assets:
Cash & cash equivalents	$342.2	$329.0
Short-term investments	4.0	3.6
Accounts receivable, net	412.6	400.1
Inventories	355.6	350.2
Prepaid expenses and other current assets	69.3	72.7
Total current assets	1,183.7	1,155.6

Property, plant, and equipment	2,329.9	2,308.9
Less accumulated depreciation	1,297.0	1,283.9
Net property, plant, and equipment	1,032.9	1,025.0

Goodwill	915.9	915.9
Intangible assets	202.4	208.7
Other assets and deferred charges	160.3	163.8

Total assets	$3,495.2	$3,469.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$6.0	$0.4
Current maturities of long-term debt	6.0	6.3
Accounts payable	202.6	187.9
Other current liabilities	613.9	360.8
Total current liabilities	828.5	555.4

Long-term debt	952.9	955.0
Deferred income taxes	29.7	90.7
Other non-current liabilities	107.3	118.2
Total liabilities	1,918.4	1,719.3

Total MTI shareholders' equity	1,544.9	1,713.4
Non-controlling interests	31.9	36.3
Total shareholders' equity	1,576.8	1,749.7

Total liabilities and shareholders' equity	$3,495.2	$3,469.0

* Unaudited
** Condensed from audited financial statements.